UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

ANIXA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37492	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2021, Anixa Biosciences, Inc. (the “Company”) completed its 2021 annual meeting of stockholders (the “Annual Meeting”). The number of shares of stock entitled to vote at the Annual Meeting was 31,431,200 shares of common stock (the “Voting Stock”). The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was 19,134,552 shares. At the Annual Meeting, the Company’s stockholders (i) re-elected Dr. Amit Kumar, Dr. Arnold Baskies, Emily Gottschalk, and Lewis H. Titterton, Jr. as directors, (ii) approved, on a non-binding, advisory basis, the Company’s executive compensation, (iii) ratified the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021, (iv) did not approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to include a provision designating the state and federal courts of the State of Delaware, respectively, as the exclusive forums in which certain claims may be brought against the Company notwithstanding that 88% of the stockholders that voted on this proposal voted to approve this proposal because there was an insufficient number of votes cast in favor of this proposal and, (v) did not approve an amendment to the Company’s Certificate of Incorporation, to include a provision eliminating director liability for monetary damages notwithstanding that 88% of the stockholders that voted on this proposal voted to approve this proposal because there was an insufficient number of votes cast in favor of this proposal. The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Election of directors

Dr. Amit Kumar, Dr. Arnold Baskies, Emily Gottschalk, and Lewis H. Titterton, Jr. were each re-elected to serve until the 2022 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
Dr. Amit Kumar	9,720,841	143,273	9,270,438
Dr. Arnold Baskies	9,780,465	83,649	9,270,438
Emily Gottschalk	9,563,565	300,549	9,270,438
Lewis H. Titterton, Jr.	9,779,419	84,695	9,270,438

Proposal No. 2 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,030,320	1,668,104	165,690	9,270,438

Proposal No. 3 – Ratification of the appointment of independent registered public accounting firm

The appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
18,825,574	68,792	240,186	-

Proposal No. 4 – Addition of a forum selection clause to the Company’s Articles of Incorporation

The amendment to the Certificate of Incorporation to include a provision to designate the state and federal courts of the State of Delaware, respectively, as the exclusive forums in which certain claims may be brought against the Company was not approved. This proposal was not approved because the Company needed to receive the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this matter (or 15,715,601 shares) to have the matter approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
8,691,333	1,140,017	32,764	9,270,438

Proposal No. 5 – Elimination of director liability for monetary damages

The amendment to the Certificate of Incorporation to include a provision eliminating director liability for monetary damages was not approved. This proposal was not approved because the Company needed to receive the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this matter (or 15,715,601 shares) to have the matter approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
8,639,778	1,167,887	56,449	9,270,438

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report is the form of presentation of the Company which was used by management at its Annual Meeting. This presentation may be used by the Company in the future at meetings with investors, analysts or others, in whole or in part and possibly with modifications from time to time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Corporate Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2021

ANIXA BIOSCIENCES, INC.

By:	/s/ Amit Kumar
Name:	Dr. Amit Kumar
Title:	President and Chief Executive Officer